서울특별시 강남구 강남대로 606, 6층
(논현동, 삼주빌딩)
[별지 제41호서식]

Park Dong Soo Notary Public Office

(전화) 02) 512-5656-7
(팩스) 512-0056

Registered No. 2022 - 430

NOTARIAL CERTIFICATE

Park Dong Soo Notary Public Office

#606,Gangnam-daero, Gangnam-gu,
Seoul, Korea.

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that the undersigned hereby constitutes and appoints Jace Knie with full power to act singly, as the undersigned's true and lawful attorney-in-fact, with full power of substitution, to:

1) execute for and on behalf of the undersigned, in the undersigned's capacity as an officer and/or director and/or beneficial owner of Valuence Merger Corp. I (the "Company"), Forms 3, 4, and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended, and the rules thereunder;
2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, or 5, complete and execute any amendment or amendments thereto, and timely file such form with the United States Securities and Exchange Commission and any stock exchange or similar authority; and
3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

The undersigned hereby grants to the attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.

This power of attorney shall remain in full force and effect until revoked by the undersigned in a signed writing delivered to the attorney-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 7th day of February, 2022.

By:
Name: Sung Yoon Woo

서울특별시 강남구 강남대로 606, 6층
(논현동, 삼주빌딩)
[별지 제42호서식]
Park Dong Soo Notary Public Office
(전화) 02) 512-5656-7
(팩스) 512-0056

등부 2022 년 제 430호

Registered No. 2022-430

인 증

NOTARIAL CERTIFICATE

위 위임장--------------------
에 기재된 우 성 윤-------------

은 본 공증인의 면전에서 위 사서증서에
자기가 서명 - 한 것임을 자인하였다.

Sung Yoon Woo-----------------

----
personally appeared before me and
admitted his(her) subscription to the
attached POWER OF ATTORNEY---

2022년 02월 18일
이 사무소에서 위 인증한다.

This is hereby attested on this
18th day of Feb. 2022 at this office.

공증사무소 명칭
공증인 박동수 사무소
소 속 서울중앙지방검찰청
소재지표시
서울특별시 강남구 강남대로 606, 6층
(논현동, 삼주빌딩)

Name of the office
Park Dong Soo Notary Public Office
Belong to Seoul Central
District Prosecutor's Office
Address of the office
#606,Gangnam-daero, Gangnam-gu,
Seoul, Korea.

공증인
박 동 수

Signature of the Notary Public
DONG-SOO PARK

본 사무소는 인가번호 제2254호에 의거하여
2018년 10월 25일 법무부 장관으로부터
공증인 업무를 행할 것을 인가 받았다.

This office has been authorized by the
Minister of Justice, the Republic of
Korea, to act as Notary Public Since
25, Oct. 2018 Under Law No.2254.

210mm X 297mm
보존용지(1종) 70g/㎡